Exhibit 99.1
Yahoo! Announces Date of 2008 Annual Meeting
SUNNYVALE, Calif. — May 5, 2008 — Yahoo! Inc. (Nasdaq: YHOO) today announced that its 2008 annual meeting of stockholders will be held on July 3, 2008.
Under Yahoo!’s amended and restated bylaws, notice of a stockholder’s nomination of persons for election to the Board of Directors of Yahoo! at the 2008 annual meeting must be received by the Corporate Secretary at the principal executive offices of the Company no later than the close of business on May 15, 2008.
A copy of Yahoo!’s amended and restated bylaws and the March 3, 2008 amendment to the bylaws is available at the Company’s Investor Relations website at yhoo.client.shareholder.com/documents.cfm.
About Yahoo!
Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com.
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Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.
Media Contact:
Diana Wong
Yahoo! Inc.
408-349-4391
dianaw@yahoo-inc.com
Investor Contact:
Cathy La Rocca
Yahoo! Inc.
408-349-5188
cathy@yahoo-inc.com

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